                                                                  CONFORMED COPY


________________________________________________________________________________
________________________________________________________________________________


                          FIRST SUPPLEMENTAL INDENTURE

                                  ___________


                            Dated December 30, 1993


                                   __________



                           BEVERLY ENTERPRISES, INC.

                                      AND

                        BOATMEN'S TRUST COMPANY, TRUSTEE




                                   __________



                         (SUPPLEMENTAL TO THE INDENTURE
                         DATED AS OF DECEMBER 30, 1993,
                     EXECUTED BY BEVERLY ENTERPRISES, INC.
                    AND BOATMEN'S TRUST COMPANY, AS TRUSTEE)



                                   __________



                      (PROVIDING FOR 8.75% NOTES DUE 2003)

________________________________________________________________________________
________________________________________________________________________________

                 THIS FIRST SUPPLEMENTAL INDENTURE, dated as of December 30, 1993, made and entered into by and between BEVERLY ENTERPRISES, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Company"), and BOATMEN'S TRUST COMPANY, a Missouri trust company (hereinafter referred to as the "Trustee"), as Trustee under the Indenture dated as of December 30, 1993 (hereinafter referred to as the "Indenture"):


                                  WITNESSETH :

                 WHEREAS, the Company, by resolutions of its Board of Directors duly adopted, has determined forthwith to issue a series of notes under the Indenture, as hereby amended, to be known and designated as 8.75% Notes Due 2003 (hereinafter sometimes referred to as the "8.75% Notes"), and to be authenticated and issued only as registered notes without coupons; and

                 WHEREAS, the Company desires, in accordance with the provisions of Section 3.01 and Article Twelve of the Indenture, to execute this supplemental indenture for the purpose of (i) creating the 8.75% Notes, and
(ii) modifying or amending the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided; and

                 WHEREAS, the execution and delivery by the Company of this supplemental indenture have been duly authorized by the Board of Directors of the Company; and the Company has requested and hereby requests, the Trustee to enter into and join with the Company in the execution and delivery of this supplemental indenture; and

                 WHEREAS, the 8.75% Notes are to be authorized, authenticated and issued only in the form of registered notes without coupons, and each of such notes shall be substantially in the following form, to wit:

                          {FORM OF FACE OF 8.75% NOTE}

No.                                                           CUSIP  087851 AG 6
                                                              {Principal Amount}

                           BEVERLY ENTERPRISES, INC.

                              8.75% NOTE DUE 2003

         BEVERLY ENTERPRISES, INC., a corporation duly organized and existing under the laws of the State of Delaware (together with any successor corporation that is permitted under the Indenture hereinafter referred to, herein referred to as the "Company"), for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of __________________ DOLLARS on December 31, 2003, at the office or agency of the Company in Kansas City, Missouri, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof, as hereinafter provided, interest on said principal sum at the rate per annum specified in the title of this Note, in like coin or currency, on the first day of each month, commencing February 1, 1994, until the principal hereof is paid or made available for payment. Subject to certain exceptions provided in the Indenture hereinafter referred to, interest shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of original issuance of the Notes.

         The interest so payable on any first day of each month will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Note is registered at the close of business on the twenty-fifth day of each month immediately preceding such first day of each month whether or not such twenty-fifth day of each month is a Business Day (as defined in the Indenture). Payment of interest may be made at the option of the Company by check mailed by first-class mail to the address of the person entitled thereto at such address as shall appear on the registry books of the Company.

         As provided in the Indenture, this Note shall be deemed to be a contract made under the laws of the State of Delaware, and for all purposes shall be governed by and construed in accordance with the laws of such State.

         Reference is made to the further provisions of this Note set forth on the reserve hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, BEVERLY ENTERPRISES, INC. has caused this instrument to be duly executed under its corporate seal.

Dated:

                                       BEVERLY ENTERPRISES, INC.



                                       By: _____________________________________
                                                  Chairman, President or
                                                      Vice President

{CORPORATE SEAL}

Attest:


_________________________
       Secretary

                        [FORM OF REVERSE OF 8.75% NOTE]

                           BEVERLY ENTERPRISES, INC.

                              8.75% NOTE DUE 2003

         This Note is one of a duly authorized series of Notes of the Company (herein referred to as the "Notes"), issued and to be issued in one or more series under and pursuant to an indenture, dated as of December 30, 1993, duly executed and delivered between the Company and Boatmen's Trust Company, a Missouri trust company, trustee (herein referred to as the "Trustee"), as amended and supplemented by an indenture supplemental thereto dated December 30, 1993 creating the series to which this Note is issued (said indenture as so amended and supplemented being hereinafter referred to as the "Indenture"), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes, and the terms upon which the Notes are, or are to be, authenticated and delivered. This Note is one of the Notes of the series designated on the face hereof.

         If an Event of Default, as defined in the Indenture, with respect to Notes of this series shall have occurred and be continuing, the principal amount of the Notes of this series plus any accrued interest to the date of acceleration may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Notes of each affected series then outstanding or outstanding on the record date, if any, fixed therefor in accordance with the provisions of the Indenture, on behalf of the holders of all the Notes of such series. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Notes of each affected series at the time or on any such record date outstanding may on behalf of the holders of all of the Notes of such series waive, prior to such declaration, any past default under the Indenture and its consequences, except a default in the payment of the principal of (premium, if any) or interest on any of the Notes of such series.

         This Note is unsecured by any collateral, including the assets of the Company or any of its Subsidiaries (as defined in the Indenture).

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes of each series to be affected under the Indenture then outstanding or outstanding on the record date, if any, fixed therefor in accordance with the provisions of the Indenture, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes of such series; provided, however, that, as provided in Section 12.02 of the Indenture, without the consent of the holder of each outstanding Note no such supplemental indenture shall, inter alia, extend the stated maturity of any Note or reduce the rate or extend the time of payment of interest thereon, or reduce the principal thereof, or reduce any premium payable upon the redemption thereof, or reduce the amount payable thereon in the event of acceleration or the amount thereof payable in bankruptcy, the consent of the holders of which is required for any such supplemental indenture.

         Any such consent or waiver by the registered holder of this Note (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this Note or such other Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the currency herein prescribed.

         The Notes are issuable as fully registered Notes without coupons in the denominations of $1,000 and any integral multiple of $1,000. At the office or agency to be maintained by the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes of this series may be exchanged for a like aggregate principal amount of Notes of this series in other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Principal of and interest on this Note are payable at the office or agency of the Company referred to on the face hereof, except that, at the option of the Company, payment of interest hereon may be made by check mailed to the address of the person entitled thereto as such address shall appear on the registry books of the Company.

         This Note may not be redeemed prior to December 31, 1996. The Notes of this series are subject to redemption on or after December 31, 1996, at the option of the Company, in whole or in part on any date prior to maturity, upon mailing by first-class mail a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Notes of this series to be redeemed in whole or in part at their addresses as they shall appear upon the registry books of the Company, all as provided in the Indenture. Any such notice which is mailed in the manner hereinabove provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. If redeemed on or after December 31, 1996, the redemption price for the Notes of this series shall be equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption.

         Any Notes called for redemption are subject to being purchased from the holder of such Notes at the redemption price by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes.

         In the event that there shall occur a Fundamental Structural Change (as defined in the Indenture) of the Company, then each holder may present his Notes (or any portion thereof which is $1,000 in amount or any integral multiple thereof) for payment prior to maturity at 100% of the principal amount thereof, together with accrued and unpaid interest to the date of payment (but without any premium). Exercise of this repurchase option by a holder is irrevocable and is not subject to any individual or aggregate limitations on the holders' right of repurchase. Neither the Company nor the Trustee have the ability to waive the Company's obligation to repurchase a holder's Notes upon request in the event of a Fundamental Structural Change. The Company shall give notice of the Fundamental Structural Change within 30 days of its occurrence, and, in order to exercise the repurchase option, a holder must deliver to the Trustee by the 90th day after the occurrence of such change (i) written notice of such holder's request for repurchase, in form satisfactory to the Trustee, signed by the registered holder or his duly authorized representative, and (ii) the Notes to be repurchased, free and clear of any liens or encumbrances of any kind. The Company shall repurchase the Notes on the date which is 100 days after the occurrence of the Fundamental Structural Change which triggered the repurchase option.

         Upon request, the Company will, upon the death of the holder of this Note, purchase from such holder, at 100% of the principal amount, this Note (up to $25,000 per holder in principal amount per calendar year), together with interest accrued and unpaid to the Repayment Date (as defined in the Indenture), within 30 days following a request therefor from the holder's authorized representative, in accordance with the provisions of the Indenture, if (i) this Note has been registered in the holder's name since the original date of issuance by the Company or for a period of at least six months prior to the date of the holder's death, whichever is less, (ii) the Trustee is notified in writing of the request for such purchase within one year after the holder's death and notices of subsequent requests for such purchase are given within one year after such preceding notice thereof, (iii) requests for such purchase on account of the deaths of holders of this series of Notes in any one calendar year period do not exceed $250,000 in principal amount in the aggregate (plus interest accrued on such amount) (if such requests exceed $250,000 in principal amount in any one calendar year period, the Company shall redeem such Notes up to $250,000 in principal amount in the order in which such requests for purchase were received), and (iv) the Company is not subject to any law, regulation or administrative directive preventing such purchase.

         Upon surrender of this Note, the transfer of this Note is registrable by the registered holder hereof in person or by his attorney duly authorized in writing on the registry books of the Company at the office or agency to be maintained by the Company referred to on the face hereof, subject to the terms of the Indenture but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Note or Notes of this series in an authorized denomination or denominations, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

         Prior to due presentation for registration of transfer, the Company, the Trustee, any paying agent and any Note registrar may deem and treat the person in whose name this Note shall be registered upon the registry books of the Company as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of or on account of the principal hereof and interest due hereon, and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note registrar shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability on this Note to the extent of the sum or sums so paid.

         No recourse shall be had for the payment of the principal of, or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                 AND WHEREAS, on each of the 8.75% Notes (whether in temporary or definitive form) there is to be endorsed a certificate of the Trustee substantially in the following form, to wit:

                             TRUSTEE'S CERTIFICATE

                 This is one of the Notes of the series designated in the within-named Indenture and referred to therein.

                                           BOATMEN'S TRUST COMPANY,
                                           as Trustee



                                           By: _______________________________
                                                     Authorized Signatory


                 NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt whereof is hereby acknowledged, and in order, pursuant to the terms of the Indenture, to provide for the issuance under the Indenture, as hereby amended, of the 8.75% Notes and to fix the terms, provisions and characteristics of the 8.75% Notes and the aggregate principal amount of 8.75% Notes that may be outstanding at any one time under the Indenture, as hereby amended, and in order to modify and amend the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided, the Company hereby covenants and agrees with the Trustee, as follows:

                                  ARTICLE ONE

                 A series of notes issuable under the Indenture, as hereby amended, and to be known and designated as "8.75% Notes Due 2003", is hereby created and authorized. The aggregate principal amount of 8.75% of Notes that may be at any one time outstanding under the Indenture, as hereby amended (excluding the principal amount of any Notes authenticated and delivered upon the registration of transfer of, or in exchange for, or in lieu of, other 8.75% Notes pursuant to Sections 3.05, 3.06, 3.07, 4.03 and 12.04 of the Indenture and excluding any Notes which, pursuant to Section 3.04 of the Indenture, are deemed never to have been authenticated and delivered), shall not exceed $25,000,000, plus the aggregate principal amount of the 8.75% Notes purchased by the underwriters of the 8.75% Notes pursuant to Section 3(b) of the Underwriting Agreement dated December 21, 1993 between the Company and Dain Bosworth Incorporated and J. C. Bradford & Co. to cover over-allotments, but which shall not exceed $3,750,000. The 8.75% Notes shall be substantially in the form hereinbefore recited. Each of the 8.75% Notes shall be due and payable December 31, 2003; shall be dated the date of their authentication; shall be payable as to principal and interest, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in Kansas City, Missouri; and subject to the exception set forth in Section 3.03 of the Indenture, shall bear interest from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of original issuance, at the rate per annum specified in the title of these Notes, payable on the first day of each month, commencing February 1, 1994, until the principal thereof is paid or made available for payment, to the registered holder thereof, as provided in this Article One.

                 The interest so payable on each of the 8.75% Notes on any first day of each month will, subject to certain exceptions set forth in
Section 3.03 of the Indenture, be paid to the person in whose name such 8.75%
Note is registered at the close of business on the twenty-fifth day of each month immediately preceding such first day of each month whether or not such twenty-fifth day of each month is a Business Day (as defined in the Indenture). Payment of interest on the 8.75% Notes may be made at the option of the Company by check mailed by first-class mail to the address of the person entitled thereto at such address as shall appear on the registry books of the Company.

                 The 8.75% Notes may not be redeemed prior to December 31, 1996. The 8.75% Notes are subject to redemption on or after December 31, 1996, at the option of the Company, in whole or in part on any date prior to maturity, upon the notice and in the manner and with the effect provided in the Indenture, as hereby amended, at 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption.

                 The Company, upon the death of any holder of 8.75% Notes, will purchase such holder's 8.75% Notes in the manner and upon the conditions prescribed in Sections 4.08, 4.09 and 4.10 of the Indenture, as hereby modified; provided, however, that the Company shall not be required to make purchases pursuant to Section 4.08 of the Indenture, as hereby modified, of more than $25,000 in principal amount in any one calendar year period (plus interest accrued on such amount) on 8.75% Notes held by any one deceased holder thereof or of more than an aggregate of $250,000 in principal amount (plus interest accrued on such amount) on 8.75% Notes held by any number of deceased holders thereof in any one calendar year period.

                 As provided in, and in the manner and upon the conditions prescribed in, Section 8.01(d) of the Indenture, as hereby modified, an "Event of Default," whenever used in such Indenture, as hereby modified, with respect to the 8.75% Notes, shall include the occurrence of an event of default as defined in any mortgage, indenture or other debt instrument or instruments securing or evidencing an indebtedness of the Company or its Subsidiaries which results in indebtedness in excess of $20,000,000 being accelerated. In addition, an "Event of Default," whenever used in the Indenture, as hereby modified, with respect to the 8.75% Notes, shall mean, in addition to the other "Events of Default" set forth in Section 8.01 of the Indenture, as hereby modified, the failure of the Company to maintain at all times a consolidated stockholders' equity of at least $400,000,000.

                 The 8.75% of Notes shall, from time to time, be executed on behalf of the Company, and sealed with the corporate seal of the Company, in the manner provided in Section 3.04 of the Indenture.

                                  ARTICLE TWO

                 SECTION 1. Article Five of the Indenture is hereby amended by striking out the word "{RESERVED}" and by inserting, in lieu thereof, the following:

                     "AUTHENTICATION AND DELIVERY OF NOTES

                 SECTION 5.01. Authentication and delivery. At any time or from time to time after the execution and delivery of this Indenture, the Company may deliver Notes of any series executed by the Company to the Trustee for authentication, together with a Company Order (as hereinafter defined) for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Notes. Whenever requesting the authentication and delivery of Notes of a particular series under this
         Section 5.01, the Company shall file with the Trustee:

                          (a) A Board Resolution of the Company authorizing the
                 execution and requesting the authentication and delivery of the Notes of such series applied for in the principal amount therein specified, authorizing and designating such Notes and specifying the officer or officers of the Company to whom or upon whose order such Notes shall be delivered;

                          (b)     An executed supplemental indenture;

                          (c)     An Officers Certificate delivered in
                 accordance with Sections 12.05 and 16.05; and

                          (d) An Opinion of Counsel stating as to the matters set forth in Sections 12.05 and 16.05 and further stating that:

                                  (i)      The issuance of such Notes and the
                          execution and delivery of the supplemental indenture pertaining thereto have been duly authorized by all requisite corporate action on the part of the Company;

                                  (ii) The supplemental indenture providing for the issuance of such Notes has been duly executed, acknowledged and delivered by the Company to the Trustee and is the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors' rights generally, and to general equitable principles; and

                                  (iii)    Such Notes, when authenticated and
                          delivered by the Trustee and issued by the Company in the manner and subject to the conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their terms, except as such may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors' rights generally, and to general equitable principles.

                 Notwithstanding the provisions of this Section 5.01, if all Notes of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate or the Company Order and Opinion of Counsel otherwise required pursuant to this Section 5.01 at or prior to the time of authentication of each Note of such series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Note of such series to be issued.

                 For purposes of this Section 5.01, a "Company Order" shall mean a written order signed in the name of the Company by its Chairman of the Board, President or any Vice President and by its Chief Financial Officer, Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary, and delivered to the Trustee."

                 SECTION 2. Section 7.03 of the Indenture is hereby amended and expanded by adding thereto a new subsection to be known as Section 7.03(d) and to read as follows:

                 "(d) The Company covenants and agrees to transmit, or cause the Trustee to transmit, to the holders of the Notes designated as 8.75% Notes Due 2003 within thirty days after the filing thereof with the Trustee, in the manner and to the extent provided in subsection
         (c) of Section 7.04, the reports required to be filed with the Trustee pursuant to subsections (a) and (b) of this Section 7.03; provided, that the Company may transmit, or cause the Trustee to transmit, to such Noteholders, (i) in lieu of the Company's Forms 10-K and 10-Q, annual and quarterly reports to shareholders of the Company containing statements of financial condition and operations for such periods and an undertaking to transmit such Form 10-K or 10-Q, as the case may be, to any Noteholder entitled thereto requesting the same, and (ii) in lieu of any Company Form 8-K, a notice briefly describing the event which is the subject of such Form 8-K and an undertaking to transmit such Form 8-K to any Noteholder entitled thereto requesting the same."

                 SECTION 3. From and after the effective time of the foregoing amendments to the Indenture, the Table of Contents and all provisions of the Indenture inconsistent with such amendments shall be modified to the extent necessary to accord with the provisions of such amendments.

                                 ARTICLE THREE

                 SECTION 1. The provisions of this supplemental indenture shall become and be effective from and after the execution hereof; and the Indenture, as hereby amended, shall remain in full force and effect.

                 SECTION 2. Each reference in the Indenture or in this supplemental indenture to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as amended by this supplemental indenture, except where the context otherwise indicates.

                 SECTION 3. All the covenants, provisions, stipulations and agreements in this supplemental indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and registered owners from time to time of the bonds and of the coupons issued and outstanding from time to time under and secured by the Indenture, as hereby amended.

                 This supplemental indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

                 IN WITNESS WHEREOF, BEVERLY ENTERPRISES, INC. has caused this instrument to be executed in its corporate name by its Chairman of the Board, its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed, and the same to be attested and countersigned by one of its Vice Presidents, its Secretary or one of its Assistant Secretaries; and BOATMEN'S TRUST COMPANY, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has caused this instrument to be executed in its corporate name by its President, one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be hereunto affixed, and the same to be attested and countersigned by its Secretary or one of its Assistant Secretaries, in counterparts, all as of the day and year first above written.

                                           BEVERLY ENTERPRISES, INC.


                                           By:    /s/ ROBERT W. POMMERVILLE
                                           Name:  Robert W. Pommerville
                                           Title: Senior Vice President,
                                                   General Counsel & Secretary

ATTEST AND COUNTERSIGNED:


By:    /s/ JOHN W. MACKENZIE                                    (CORPORATE SEAL)
Name:  John W. MacKenzie
Title: Assistant Secretary

                                           BOATMEN'S TRUST COMPANY



                                           By:    /s/ KATHLEEN A. LEACH
                                           Name:  Kathleen A. Leach
                                           Title: Assistant Vice President

ATTEST AND COUNTERSIGNED:


By:    /s/ CYNTHIA S. PILGRIM                                   (CORPORATE SEAL)
Name:  Cynthia S. Pilgrim
Title: Assistant Secretary

STATE OF ARKANSAS         )
                          )       SS.
COUNTY OF SEBASTAN        )


                 Personally came before me, this 30th day of December, 1993, Robert W. Pommerville and John W. MacKenzie, the Senior Vice President, General Counsel and Secretary and an Assistant Secretary, respectively, of the within-named Beverly Enterprises, Inc., a corporation organized under the laws of the State of Delaware, to me known to be the persons who executed the foregoing instrument as such Robert W. Pommerville and John W. MacKenzie and to me known to be such Senior Vice President, General Counsel and Secretary and Assistant Secretary of said corporation, and acknowledged that they executed the foregoing instrument as such officers of such corporation by its authority.


                                            /s/ LYNDA F. HAYES
                                            Notary Public, Sebastan County,
                                            Arkansas
                                            My commission expires: April 1, 2001


                                                                 (NOTARIAL SEAL)

STATE OF MISSOURI         )
                          )       SS.
COUNTY OF JACKSON         )


                 Personally came before me, this 30th day of December, 1993, Kathleen A. Leach and Cynthia S. Pilgrim, an Assistant Vice President and an Assistant Secretary, respectively, of the within-named Boatmen's Trust Company, a Missouri trust company, to me known to be the persons who executed the foregoing instrument as such Kathleen A. Leach and Cynthia S. Pilgrim and to me known to be such Assistant Vice President and Assistant Secretary of said corporation, and acknowledged that they executed the foregoing instrument as such officers of such corporation by its authority.



                                       /s/ PAULA G. CLARKIN
                                       Notary Public, Jackson County,
                                       Missouri
                                       My commission expires: September 20, 1996


                                                                 (NOTARIAL SEAL)





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